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                                                                   EXHIBIT 10.22

                               RETENTION AGREEMENT

          This Retention Agreement (this "Agreement") made this 20th day of September, 2001, by and between Pennzoil-Quaker State Company, a Delaware corporation (the "Company"), and James J. Postl ("Employee").

                                   WITNESSETH:

          WHEREAS, Employee is currently employed by the Company as President and Chief Executive Officer of the Company; and

          WHEREAS, the Board of Directors of the Company has determined that it would be in the best interests of the Company to provide for certain benefits for the Employee to encourage Employee's continued employment with the Company; and

          WHEREAS, the Company and Employee desire to set forth in this Agreement the obligations of the Company upon certain termination events of Employee's employment with the Company.

          NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and Employee agree as follows:

     (1) Definitions. For purposes of this Agreement, the following terms shall have the meanings provided below:

          "Board of Directors" shall mean the Board of Directors of the Company.

          "Cause" shall mean any of the following: (i) Employee's material breach of his agreements, duties or obligations under this Agreement and Employee's failure to cure such breach within ten days after the Company's written notice to Employee of such material breach; (ii) Employee's willful failure to carry out a material directive of the Board of Directors and/or the Chairman of the Board of Directors; (iii) Employee's embezzlement or conversion to his own use of any funds of the Company or any of its subsidiaries or affiliates or any client or customer of the Company or any of its subsidiaries or affiliates; (iv) Employee's conversion to his own use or destruction of any property of the Company or any of its subsidiaries or affiliates having a significant value; or (v) Employee's material violation of any of the policies and/or procedures of the Company as identified in any Company employee manual or handbook.

          "Effective Date" shall mean the date of this Agreement first written above.

          "Employment" shall mean employment with the Company.

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          "Good Reason" shall mean the Company's failure to (i) maintain
     Employee's total compensation package at a level competitive with comparative Company practices; (ii) maintain Employee's employment without materially changing Employee's duties and responsibilities as they exist as of the Effective Date; or (iii) comply with the material provisions of this Agreement and such failure is not cured by the Company within ten days after Employee's written notice to the Company of such failure to comply.

          "Termination Date" shall mean the date the Employee's Employment with the Company is terminated.

          "Waiver and Release" means the waiver and release of claims document, in the form attached hereto as Exhibit A or such other form as may be prescribed by the Company, in which the Employee, in exchange for the benefits described in this Agreement, among other things, releases the Company, its parents, subsidiaries and affiliates, and their officers, directors, agents, servants, employees, successors, assigns and insurers, and any and all other persons, firms, organizations and corporations from liability and damages in any way related to the Employee's employment with or termination of employment with the Company.

     (2) Benefits. If, at any time after the Effective Date, Employee's Employment is terminated prior to his attainment of age 65 by the Company without Cause, by the Employee for Good Reason or due to Employee's death or disability (as determined by the Board of Directors, in its sole discretion), Employee shall be entitled to receive the following benefits:

          (a) Long Term Incentive Programs. All outstanding awards as of the Termination Date granted to Employee under any of the Company's long term incentive programs shall be prorated by multiplying each such award by a fraction, the numerator of which is the number of complete calendar months elapsing between January 1 of the initial year of the award and the date that is two years from Employee's Termination Date and the denominator of which is 36. Such prorated awards shall be paid to Employee (or his estate in the case of his death) as soon as practicable after the end of each such award's three-year performance period based on the actual months of the award cycle.

          (b) Conditional and Restricted Stock Awards. All outstanding Conditional and Restricted Stock Awards as of the Termination Date granted to Employee shall be prorated by multiplying each such award by a fraction, the numerator of which is the number of complete calendar months elapsing between January 1 of the initial year of the award and Employee's Termination Date and the denominator of which is 60. Such prorated awards shall be paid to Employee (or his estate in the case of his death) as soon as practicable after Employee's Termination Date.

          (c) Stock Options. All outstanding stock options as of the Termination Date granted to Employee under any of the Company's stock option plans shall continue to vest during the two year period following Employee's Termination Date or, if earlier, until the options' expiration dates, as if Employee had remained employed by the

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     Company during such two-year period. Each such option, to the extent it is vested or becomes vested during such two-year period, shall be exercisable until the earlier of (1) the 90th day following the end of such two-year period or (2) the option's expiration date. Thereafter, to the extent not exercised, each such option shall expire and be of no further force and effect.

     (3) Noncompetition and Nonsolicitation Agreements. In return for any benefit payments under Paragraph 3 of this Agreement, Employee hereby agrees that, during the period commencing as of the Effective Date and ending as of the third anniversary of Employee's Termination Date, Employee will not (i) accept employment or render service to any person that is engaged in a business directly competitive with the business then engaged in by the Company or any of its subsidiaries or affiliates; (ii) enter into or take part in or lend his name as principal, director, officer, executive, independent contractor, partner or advisor, or accept employment for any purpose that would be competitive with the business of the Company or any of its affiliates (all of the foregoing activities are collectively referred to as the "Prohibited Activity"); or (iii) directly or indirectly, on behalf of Employee or any other person, solicit for employment or employ any person who, at any time during the six-month period preceding the date of such solicitation or employment, was an employee of the Company or any of its subsidiaries or affiliates. The foregoing notwithstanding, if Employee violates a provision of this Paragraph 3, all benefit payments under Paragraph 2 of this Agreement shall immediately cease.

     It shall not be considered a violation of this Agreement for Employee to be a passive investor in any enterprise that might be viewed as a competitor of the Company.

     Employee acknowledges, agrees and stipulates that: (i) the terms and provisions of this Agreement are reasonable and constitute an otherwise enforceable agreement to which the terms and provisions of this paragraph are ancillary or a part of as contemplated by TEX. BUS. & COM. CODE ANN. Sections 15.50-15.52, or any successor provisions; (ii) the consideration provided by the Company under this Agreement is not illusory; and (iii) the consideration given by the Company under this Agreement, gives rise to the Company's interest in restraining and prohibiting Employee from engaging in the Prohibited Activity as provided under this Paragraph 3, and Employee's covenant not to engage in the Prohibited Activity pursuant to this Paragraph 3 is designed to enforce Employee's consideration (or return promises).

     (4) Confidentiality Agreement. The Employee agrees to hold for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliates, and their respective businesses, which shall have been obtained by the Employee during his employment with the Company or any of its affiliates and which shall not be or become public knowledge (other than acts by the Employee or his representatives in violation of this Agreement or the other terms and conditions of the Employee's employment with the Company). The Employee acknowledges that he has received, is currently receiving and will receive Company confidential information and that it is critical to the Company that such information be provided to the Employee and held in confidence by the Employee in order to foster success of the Company's business. The Employee agrees that he will not, without the prior written consent of the Company or as may be otherwise required by law or legal process, communicate or divulge any such secret or confidential information, knowledge or data relating

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to the Company or any of its affiliates and their respective businesses to anyone other than the Company and those designated by it.

     (5) Waiver and Release. Notwithstanding any provision herein to the contrary, the Employee hereby acknowledges and accepts that the payment or receipt of any benefits under this Agreement shall be contingent upon, and subject to, the Employee's timely and valid execution and return of the Waiver and Release, and the expiration of the Waiver and Release's seven-day revocation period without the Employee's revocation of such Waiver and Release during such revocation period.

     (6) Withholding. The Company may withhold from any benefits payable under this Agreement all federal, state, city or other taxes and any other withholding as may be required pursuant to any law or governmental regulation or ruling.

     (7) No Employment Agreement. Nothing in this Agreement shall give Employee any rights to (or impose any obligations for) continued Employment by the Company or successor thereto, nor shall it give Employee any rights (or impose any obligations) with respect to continued performance of duties by Employee.

     (8) No Assignment; Successors. Employee's right to receive payments or benefits hereunder shall not be assignable or transferable, whether by pledge, creation of a security interest or otherwise, whether voluntary, involuntary, by operation of law or otherwise, other than a transfer by will or by the laws of descent or distribution, and in the event of any attempted assignment or transfer contrary to this Paragraph 6, the Company shall have no liability to pay any amount so attempted to be assigned or transferred. This Agreement shall inure to the benefit of and be enforceable by Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

          This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns including, without limitation, any company into or with which the Company may merge or consolidate by operation of law or otherwise.

     (9) Entire Agreement. This Agreement represents the entire agreement between the Company and Employee with respect to the subject matter hereof, and supersedes and is in full substitution for any and all prior agreements or understandings, whether oral or written, relating to the subject matter hereof.

     (10) Modification of Agreement. Any modification of this Agreement shall be binding only if evidenced in writing and signed by an authorized representative of the Company.

     (11) Applicable Law. This agreement is entered into under, and shall be governed for all purposes by, the laws of the State of Texas.

     (12) Severability. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of that provision shall not affect the validity or enforceability of any other provision of this Agreement and all other provisions shall remain in full force and effect.

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          IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and Employee has hereunto set his hand as of the date first above written.

                                       PENNZOIL-QUAKER STATE COMPANY

                                       By: /s/ JAMES L. PATE
                                           James L. Pate
                                           Chairman of the Board

Accepted and agreed to by:

/s/ JAMES J. POSTL
James J. Postl

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                                    EXHIBIT A

                               WAIVER AND RELEASE

          In connection with the termination of employment of the undersigned, James J. Postl (the "Employee"), with Pennzoil-Quaker State Company (the "Company"), the Employee is eligible for severance benefits under the Agreement dated September , 2001 (the "Agreement").

          In consideration of the Company's agreement to provide the Employee the benefits, payments and other items described in the Agreement, some of which are in addition to anything to which he is already entitled and the receipt and sufficiency of which are hereby acknowledged, the Employee hereby knowingly and voluntarily releases and forever discharges the Company and its parents, subsidiaries and affiliates, and their officers, directors, agents, servants, employees, successors, assigns and insurers, and any and all persons, firms, organizations, and corporations from any and all damages, losses, causes of action, expenses, demands, liabilities, and claims on behalf of the Employee, the Employee's heirs, executors, administrators, and assigns with respect to all matters relating to Company and its parents, subsidiaries and affiliates, and the Employee hereby accepts the cash payments, benefits, and other items described in the Agreement in full settlement of all such damages, losses, causes of action, expenses, demands, liabilities and claims the Employee now has or may have with respect to such matters (except the Employee shall retain all rights to (i) coverage, if any, under directors' and officers' fiduciary errors and omissions and other liability insurance policies of the Company that by their terms would apply to the Employee's acts and omissions while serving the Company, subsidiaries and affiliates, and their respective officers, directors, agents, servants, employees and their successors and assigns, (ii) any indemnification arrangements with the Company (including pursuant to the Company's Bylaws) that apply to the Employee's service with the Company, its subsidiaries and affiliates and (iii) claims arising from a breach of the Agreement), as evidenced by the Employee's execution of this release and waiver of claims agreement (this "Release").

          This Release includes, but is not limited to, claims arising under the Title VII of the Civil Rights Act of 1964, as amended; the Age Discrimination in Employment Act, as amended; the Older Workers' Benefit Protection Act of 1990, as amended; the Civil Rights Act of 1866, as amended; the Civil Rights Act of 1991; the Rehabilitation Act of 1973, as amended; the Americans with Disabilities Act of 1990; the Worker Adjustment and Retraining Notification Act of 1988; the Pregnancy Discrimination Act of 1978; the Equal Pay Act; the Employee Retirement Income Security Act of 1974, as amended; the Family and Medical Leave Act of 1993; the Fair Labor Standards Act; the Occupational Health and Safety Act; the Texas Commission on Human Rights Act; the Texas Labor Code; and any claims for breach of contract, tort, including, but not limited to, fraudulent inducement or misrepresentation, defamation, slander, wrongful termination or other retaliation claims in connection with workers' compensation claims or whistleblower status or any claim under any other state or federal statute or regulation, in equity or at common law.

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          Further, by accepting the severance payments described in the
Agreement, the Employee agrees not to sue Company or the related persons and entities described above. The Employee affirms and agrees that his employment relationship has ended and waives all rights in connection with such relationship except to vested benefits and the payments and benefits described in this Release. The Employee acknowledges that Company has not promised him continued employment nor represented that the Employee will be rehired in the future. In addition, in signing this Release, the Employee expressly represents that no promise or agreement which is not expressed in this Release has been made to him and that the Employee is relying on his own judgment in signing this Release and is not relying on any statement or representation of Company, its affiliates or any of their agents. The Employee acknowledges that the Employee is signing with full knowledge and consent which was not procured through fraud, duress or mistake and that this Release has not had the effect of misleading or failing to inform the Employee.

          The Employee shall have twenty-one (21) days to decide whether to sign this Release and be bound by its terms. The Employee shall have the right to revoke or cancel this Release within seven (7) days after the Employee has signed it. This cancellation or revocation can be accomplished by delivery of a written notification to Company. In the event that this Release is canceled or revoked, Company shall have no obligation to furnish the payments described in this Release. THE EMPLOYEE ACKNOWLEDGES THAT THE EMPLOYEE HAS BEEN ADVISED IN WRITING TO CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS RELEASE AND HAS HAD AN ADEQUATE OPPORTUNITY TO SEEK ADVICE OF HIS OWN CHOOSING. The Employee acknowledges that he has read this Release, has had an opportunity to ask questions and have it explained to him and that the Employee understands that this Release will have the effect of knowingly and voluntarily waiving any action the Employee might pursue, including breach of contract, personal injury, retaliation, discrimination on the basis of race, age, gender, national origin, or disability and any other claims arising prior to the date of this Release. Further, Company agrees to Release the Employee from all claims arising out of his employment with Company.

          The Employee acknowledges that payment by the Company of severance benefits under the Agreement is not an admission by Company or its officers, directors, agents, servants, and employees, their successors, assigns, and insurers, and their parents, subsidiaries and affiliates, that they engaged in any wrongful or unlawful act or violated any federal or state law or regulation.

          Should any of the provisions set forth in this Release be determined to be invalid by a court, agency or other tribunal of competent jurisdiction, it is agreed such determination shall not affect the enforceability of other provisions of this Release.

          The Employee acknowledges that this Release sets forth the entire understanding and agreement between the Employee and Company concerning the subject matter of this Release and supersedes any prior or contemporaneous oral and/or written agreements or representations, if any, between the Employee and Company.

          The purpose of the arrangements described in this Release is to arrive at a mutually agreeable and amicable basis upon which to terminate the Employee's employment

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with Company. The Employee and Company agree to refrain from any criticisms or disparaging comments about each other or in any way relating to the Employee's employment with or termination of employment with the Company.

          Furthermore, the Employee agrees that he has returned or will return immediately, and will maintain in strictest confidence and not use in any way, any proprietary, confidential, or other nonpublic information or documents relating to the business and affairs of Company and its affiliates. For the purposes of this Release, "proprietary, confidential or other nonpublic information" shall mean any information concerning Company or its affiliates which the Employee developed or learned through his employment and which is not generally known or available outside of Company. Such information, without limitation, includes information, written or otherwise, regarding Company's earnings, expenses, material sources, equipment sources, customers and prospective customers, business plans, strategies, practices and procedures, prospective and executed contracts, maps, computer files and other business arrangements. The Employee acknowledges and agrees that all records, papers, reports, computer programs, strategies, documents (including, without limitation, memoranda, notes, files and correspondence), opinions, evaluations, inventions, ideas, technical data, products, services, processes, procedures, and interpretations that are, or have been, produced by the Employee or any other employee, officer, director, agent, contractor, or representative of Company whether provided in written or printed form, or orally, all comprise confidential and proprietary business information. The Employee understands and agrees that in the event of any breach of this provision, or threatened breach, by the Employee, Company may, in its discretion, discontinue any or all payments provided for in the Agreement and recover any and all payments already made and Company shall be entitled to apply to a court of competent jurisdiction for such relief by way of specific performance, restraining order, injunction or otherwise as may be appropriate to ensure compliance with this provision.

          The Employee further agrees that the existence and all terms of this Release shall be kept strictly confidential and that any disclosure to anyone for any purpose whatsoever (save and except disclosure to the Employee's spouse, financial advisors or institutions for financial statement purposes, attorney, or as required by law) by the Employee or his agents, representatives, heirs, children, spouse, employees or spokespersons shall be a breach of this Release and Company may elect either to cease performance hereunder or enforce this Release; provided, however, in the event Company believes a breach of confidentiality has occurred, the Employee will be given notice and thirty (30) days to respond.

          Should the Employee be contacted or served with legal process seeking to compel the Employee to disclose any such information, the Employee agrees to notify Company's General Counsel immediately, in order that Company may seek to resist such process if it so chooses. If the Employee is called upon to serve as a witness or consultant in or with respect to any potential litigation, litigation, or regulatory proceeding, the Employee agrees to cooperate with Company to the full extent permitted by law, and Company agrees that any such call shall be with reasonable notice, shall not unnecessarily interfere with the Employee's later employment, and shall provide for payment for the Employee's time and costs expended in such matters.

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          This Release shall be governed by and construed in accordance with the laws of the State of Texas, and where applicable, the laws of the United States.


-----------------------------------    ------------------------------------
James J. Postl                         Company Representative


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Date Signed                            Date Signed

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